Exhibit 99.1

Travelzoo 590 Madison Avenue 35th Floor New York, NY 10022 Investor Relations: Almira Pusch ir@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports Second Quarter 2021 Results

NEW YORK, July 21, 2021 — Travelzoo® (NASDAQ: TZOO):

•Consolidated revenue of $19.1 million, up 172% year-over-year and up 34% quarter- over-quarter
•Non-GAAP consolidated operating profit of $4.9 million
•Earnings per share (EPS) of $0.22 attributable to Travelzoo from continuing operations
•Cash flow from operations of $12.8 million

Travelzoo, a global Internet media company that publishes exclusive offers and experiences for members, today announced financial results for the second quarter ended June 30, 2021.
Consolidated revenue was $19.1 million, up 172% from $7.0 million year-over-year and up 34% from $14.3 million in the prior quarter. Reported revenue excludes revenue from discontinued operations in Asia Pacific. Travelzoo's reported revenue consists of advertising revenues and commissions, derived from and generated in connection with purchases made by Travelzoo members.

The reported net income attributable to Travelzoo from continuing operations was $3.0 million for Q2 2021. At the consolidated level, including minority interests, the reported net income from continuing operations was $3.0 million. EPS from continuing operations was $0.22, compared to a loss per share of ($0.48) in the prior-year period.

Non-GAAP operating profit was $4.9 million. The calculation of non-GAAP operating profit excludes amortization of intangibles ($0.3 million), stock option expenses ($0.9 million), and severance-related expenses ($0.2 million). See section “Non-GAAP Financial Measures” below.
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“We see continued improvement in our business. We seize the exceptional industry opportunities for providing 30 million Travelzoo members exclusive and irresistible travel, entertainment, and local offers and experiences. Travelzoo members are affluent, active, and open for new experiences. 75% say Travelzoo influences their travel destinations because they trust Travelzoo", said Holger Bartel, Global CEO.

Cash Position
As of June 30, 2021, consolidated cash, cash equivalents and restricted cash were $82.1 million. Cash flow from operations was $12.8 million. There were no significant capital expenditures.

Reserve
Reported revenues include a reserve of $3.7 million related to commissions to be earned from refundable vouchers sold. The reserve is booked as contra revenue. For Q2 2021, an adjustment to the reserve increased reported revenue by $286,000.

Travelzoo North America
North America business segment revenue increased 233% year-over-year to $14.0 million. Operating profit for Q2 2021 was $3.5 million, or 25% of revenue, compared to an operating loss of $4.7 million in the prior-year period.

Travelzoo Europe
Europe business segment revenue increased 128% year-over-year to $4.2 million. Operating loss for Q2 2021 was $227,000, compared to an operating loss of $1.7 million in the prior-year period.

Jack’s Flight Club
On January 13, 2020, Travelzoo acquired 60% of Jack’s Flight Club, a membership subscription service. Jack’s Flight Club revenue decreased 9% year-over-year to $860,000. Operating income for Q2 2021 was $170,000, compared to an operating loss of $248,000 in the prior-year period. After consolidation with Travelzoo, Jack’s Flight Club's net income was $98,000, with $59,000 attributable to Travelzoo as a result of recording $275,000 of amortization of intangible assets related to the acquisition.

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Licensing
In June 2020, Travelzoo sold its subsidiary in Japan, Travelzoo Japan K.K., to Mr. Hajime Suzuki. In connection with the sale, Travelzoo and Travelzoo Japan K.K. entered into a royalty-bearing licensing agreement for the exclusive use of Travelzoo members in Japan. In August 2020, Travelzoo sold its Singapore subsidiary to Mr. Julian Rembrandt and entered into a royalty-bearing licensing agreement for, among other things, the exclusive use of Travelzoo's members in Australia, New Zealand, and Singapore. Under the licensing agreements, Travelzoo's existing members in Australia, Japan, New Zealand, and Singapore will continue to be owned by Travelzoo as the licensor. Licensing revenue is booked with a lag of one quarter. Travelzoo did not record any licensing revenue from either subsidiary in Q2 2021.

Members and Subscribers
As of June 30, 2021, we had 31.3 million members worldwide. In North America, the unduplicated number of Travelzoo members was 17.7 million as of June 30, 2021, up 6% from June 30, 2020. In Europe, the unduplicated number of Travelzoo members was 8.5 million as of June 30, 2021, down 6% from June 30, 2020. Jack’s Flight Club had 1.7 million subscribers as of June 30, 2021, consistent with 1.7 million subscribers as of June 30, 2020.

Discontinued Operations
As announced in a press release on March 10, 2020, Travelzoo decided to exit its Asia Pacific business which in 2019 reduced EPS by $0.60. The Asia Pacific business has been classified as discontinued operations since March 31, 2020. Prior periods have been reclassified to conform with the current presentation. Certain reclassifications have been made for current and prior periods between the continued operations and the discontinued operations in accordance with U.S. GAAP.

Income Taxes
Income tax expense was $1.1 million in Q2 2021, compared to an income tax benefit of $1.3 million in the prior-year period.
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Non-GAAP Financial Measures
Management calculates non-GAAP operating income when evaluating the financial performance of the business. Travelzoo’s calculation of non-GAAP operating income, also called “non-GAAP operating profit” in this press release and today’s earnings conference call, excludes the following items: impairment of intangibles and goodwill, amortization of intangibles, stock option expenses, and severance- related expenses. This press release includes a table which reconciles GAAP operating income to the calculation of non-GAAP operating income. Non-GAAP operating income is not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"). This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Looking Ahead
We currently expect for Q3 2021 to report higher revenue and profitability. We see a trend of recovery of our revenue. We have been able to reduce our operating expenses, and we believe we can continue the trend of lower fixed costs in the foreseeable future.

Conference Call
Travelzoo will host a conference call to discuss second quarter results today at 11:00 a.m. ET. Please visit http://ir.travelzoo.com/events-presentations to download the management presentation (PDF format) to be discussed in the conference call; and access the webcast.

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About Travelzoo
Travelzoo® provides our 30 million members insider deals and one-of-a-kind experiences personally reviewed by one of our deal experts around the globe. We have our finger on the pulse of outstanding travel, entertainment, and lifestyle experiences. For over 20 years we have worked in partnership with more than 5,000 top travel suppliers—our long-standing relationships give Travelzoo members access to irresistible deals.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Travelzoo, Top 20, and Jack's Flight Club are registered trademarks of Travelzoo.

5/10

Travelzoo
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues	$19,079	$7,004	$33,363	$27,331
Cost of revenues	2,522	2,141	5,540	4,844
Gross profit	16,557	4,863	27,823	22,487
Operating expenses:
Sales and marketing	7,340	4,288	14,130	17,382
Product development	685	566	1,368	1,994
General and administrative	5,056	6,642	9,616	12,164
Impairment of intangible asset and goodwill	—	—	—	2,920
Total operating expenses	13,081	11,496	25,114	34,460
Operating income (loss)	3,476	(6,633)	2,709	(11,973)
Other income (loss), net	684	(179)	518	(185)
Income (loss) from continuing operations before income taxes	4,160	(6,812)	3,227	(12,158)
Income tax expense (benefit)	1,136	(1,309)	1,878	(1,826)
Income (loss) from continuing operations	3,024	(5,503)	1,349	(10,332)
Income (loss) from discontinued operations, net of tax	29	(795)	14	(3,714)
Net income (loss)	3,053	(6,298)	1,363	(14,046)
Net income (loss) attributable to non-controlling interest	39	(108)	(9)	(1,247)
Net income (loss) attributable to Travelzoo	$3,014	$(6,190)	$1,372	$(12,799)

Net income (loss) attributable to Travelzoo—continuing operations	$2,985	$(5,395)	$1,358	$(9,085)
Net income (loss) attributable to Travelzoo—discontinued operations	$29	$(795)	$14	$(3,714)

Income (Loss) per share—basic
Continuing operations	$0.26	$(0.48)	$0.12	$(0.80)
Discontinued operations	$—	$(0.07)	$—	$(0.33)
Net income (loss) per share —basic	$0.26	$(0.55)	$0.12	$(1.13)

Income (Loss) per share—diluted
Continuing operations	$0.22	$(0.48)	$0.10	$(0.80)
Discontinued operations	$—	$(0.07)	$—	$(0.33)
Net income (loss) per share—diluted	$0.22	$(0.55)	$0.10	$(1.13)
Shares used in per share calculation from continuing operations—basic	11,488	11,310	11,440	11,375
Shares used in per share calculation from discontinued operations—basic	11,488	11,310	11,440	11,375
Shares used in per share calculation from continuing operations—diluted	13,408	11,310	13,248	11,375
Shares used in per share calculation from discontinued operations—diluted	13,408	11,310	13,248	11,375
6/10

Travelzoo
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$80,962	$63,061
Accounts receivable, net	9,905	4,519
Prepaid income taxes	1,616	931
Deposits	105	137
Prepaid expenses and other	3,253	1,166
Assets from discontinued operations	84	230
Total current assets	95,925	70,044
Deposits and other	1,552	745
Deferred tax assets	3,647	5,067
Restricted cash	1,164	1,178
Operating lease right-of-use assets	8,559	8,541
Property and equipment, net	1,034	1,347
Intangible assets, net	3,975	4,534
Goodwill	10,944	10,944
Total assets	$126,800	$102,400
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,503	$6,996
Merchant payables	82,236	57,104
Accrued expenses and other	8,222	8,649
Deferred revenue	2,213	2,688
Operating lease liabilities	3,751	3,587
PPP notes payable (current portion)	3,156	2,849
Income tax payable	98	326
Liabilities from discontinued operations	482	671
Total current liabilities	108,661	82,870
PPP notes payables	—	814
Deferred tax liabilities	38	357
Long-term operating lease liabilities	10,353	10,774
Other long-term liabilities	2,146	1,085
Total liabilities	121,198	95,900
Non-controlling interest	4,600	4,609
Common stock	115	114
Treasury stock (at cost)	(1,583)	—
Additional paid-in capital	4,988	6,239
Retained earnings (accumulated deficit)	969	(403)
Accumulated other comprehensive loss	(3,487)	(4,059)
Total stockholders’ equity	1,002	1,891
Total liabilities and stockholders’ equity	$126,800	$102,400

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Travelzoo
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$3,053	$(6,298)	$1,363	$(14,046)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	476	667	960	1,218
Stock-based compensation	934	4,031	1,816	4,054
Deferred income tax	599	(1,152)	1,140	(1,761)
Impairment of intangible assets and goodwill	—	—	—	2,920
Gain on notes payable settlement	—	(1,500)	—	(1,500)
Loss on long-lived assets	—	—	—	437
Loss on equity investment in WeGo	—	141	—	336
Gain on PPP notes payable forgiveness	(429)	—	(429)	—
Net foreign currency effects	(103)	225	(255)	(456)
Provision (reversal) of loss on accounts receivable and other reserves	(417)	986	(871)	2,427
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,552)	3,674	(4,781)	6,183
Prepaid income taxes	(168)	—	(713)	989
Prepaid expenses and other	(418)	558	(2,775)	1,420
Accounts payable	(312)	1,602	1,415	2,149
Merchant payables	11,973	15,100	25,185	8,160
Accrued expenses and other	321	(2,084)	(320)	(1,380)
Income tax payable	(102)	266	(228)	(67)
Other liabilities	(80)	263	332	2,340
Net cash provided by operating activities	12,775	16,479	21,839	13,423
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	—	—	(679)
Other investment	—	(430)	—	(430)
Purchases of property and equipment	(77)	(72)	(84)	(203)
Net cash used in investing activities	(77)	(502)	(84)	(1,312)
Cash flows from financing activities:
Repurchase of common stock	—	—	(1,583)	(1,205)
Payment of promissory notes	—	(6,800)	—	(7,800)
Proceeds from notes payable	—	3,663	—	3,663
Exercise of stock options and taxes paid for net share settlement	(3,066)	—	(3,066)	—
Net cash used in financing activities	(3,066)	(3,137)	(4,649)	(5,342)
Effect of exchange rate on cash, cash equivalents and restricted cash	427	(239)	697	(511)
Net increase in cash, cash equivalents and restricted cash	10,059	12,601	17,803	6,258
Cash, cash equivalents and restricted cash at beginning of period	72,129	14,367	64,385	20,710
Cash, cash equivalents and restricted cash at end of period	$82,188	$26,968	$82,188	$26,968
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Travelzoo
Segment Information from Continuing Operations
(Unaudited)
(In thousands)

Three months ended June 30, 2021	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$13,650	$4,569	$860	$—	$19,079
Intersegment revenue	335	(335)	—	—	—
Total net revenues	13,985	4,234	860	—	19,079
Operating income (loss)	$3,533	$(227)	$170	$—	$3,476

Three months ended June 30, 2020	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$4,254	$1,805	$945	$—	$7,004
Intersegment revenue	(52)	52	—	—	—
Total net revenues	4,202	1,857	945	—	7,004
Operating loss	$(4,702)	$(1,683)	$(248)	$—	$(6,633)

Six months ended June 30, 2021	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$23,478	$8,138	$1,747	$—	$33,363
Intersegment revenue	326	(326)	—	—	—
Total net revenues	23,804	7,812	1,747	—	33,363
Operating income (loss)	$3,572	$(923)	$60	$—	$2,709

Six months ended June 30, 2020	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$16,803	$8,908	$1,628	$(8)	$27,331
Intersegment revenue	96	(104)	—	8	—
Total net revenues	16,899	8,804	1,628	—	27,331
Operating loss	$(5,678)	$(3,024)	$(3,263)	$(8)	$(11,973)

9/10

Travelzoo
Reconciliation of GAAP to Non-GAAP Information
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
GAAP operating expense	$13,081	$11,496	$25,114	$34,460
Non-GAAP adjustments:
Impairment of intangible and goodwill (A)	—	—	—	2,920
Amortization of intangibles (B)	275	396	559	611
Stock option expenses (C)	934	4,031	1,816	4,054
Severance-related expenses (D)	175	67	398	284
Non-GAAP operating expense	11,697	7,002	22,341	26,591

GAAP operating income (loss)	3,476	(6,633)	2,709	(11,973)
Non-GAAP adjustments (A through D)	1,384	4,494	2,773	7,869
Non-GAAP operating income (loss)	4,861	(2,139)	5,482	(4,104)

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